                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	November 3, 2017		716-687-4225

MOOG REPORTS FOURTH QUARTER AND YEAR END RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the fourth quarter and fiscal year ended September 30, 2017.

Fourth Quarter Highlights

•	Diluted earnings per share of $1.07, up 16% from a year ago;

•	Sales of $649 million, up 5%;

•	Operating margins of 10.7%;

•	Tax rate of 20.8%;

•	$48 million cash flow from operating activities.

Full-Year 2017 Highlights

•	Earnings per share of $3.90, up 12%;

•	Sales of $2.50 billion, up 4%;

•	Operating margins of 10.0%;

•	Tax rate of 22.7%;

•	$218 million cash flow from operating activities, continuing the strong pattern of recent years.

Segment Results

Total Aircraft Controls segment sales in the quarter were $284 million, up 7% year over year. Commercial aircraft revenues increased 13%, to $156 million. Sales of OEM products to Airbus increased 11%. Boeing OEM product sales were 7% higher, at $69 million, driven by strong 787 sales. Commercial aftermarket sales increased 14%, to $32 million.

Military aircraft sales in the quarter were $128 million, marginally higher than a year ago. Military OEM sales were 8% higher, at $83 million, due to F-35 production and funded military development programs. Military aftermarket sales were down 10%, with slower activity seen on several platforms, particularly on the V-22.

Full-year Aircraft Controls sales were $1.1 billion, up 6%. Commercial aircraft sales were 9% higher, at $603 million. Airbus OEM sales, at $155 million, were 33% higher on the A350 ramp. Boeing OEM sales were mostly unchanged, at $253 million, with 787 sales increases offsetting sales decreases in other Boeing legacy programs. Commercial aftermarket sales were up 5%.

Military aircraft sales for the year were $522 million, up 2%. Growth in funded development programs and an 18% increase in F-35 production sales, to $107 million, offset lower sales on foreign platforms. Military aftermarket sales of $183 million were 8% lower, attributed in-part to the C-5 upgrade and F-35 depot stand-up effort completed last year.

In the quarter, Space and Defense segment sales were $101 million, up 4% year over year. Defense sales were 17% higher on strong sales into military vehicle applications. Space sales were off 9%, due to the divestitures completed during the year. Excluding the effect of the divestitures, organic space sales were up 4% in the quarter on increased sales of satellite avionics products.

Space and Defense sales for the year were $394 million, up 8%. Defense sales were up 15%, to $211 million, and space sales were flat, at $183 million. The results for the year were driven by the same factors as the quarterly results.

Industrial System segment sales in the quarter were $127 million, down 3% from a year ago but up 4% from Q3. Lower sales of energy and industrial automation products were offset by a 14% increase in simulation and test sales.

Full-year Industrial System sales were $477 million, down 7%, attributed to lower wind energy product sales in Brazil and Europe and lower industrial automation sales. The decline was partially offset by a 3% sales increase in simulation and test products.

Components segment sales in the quarter were $137 million, a 10% increase year over year. Industrial sales for specialty markets were up 20%, at $37 million, helped by the acquisition of Rotary Transfer Systems. Higher medical sales, at $52 million, and aerospace and defense sales, at $48 million, also contributed.

For the year, Components sales were $501 million, up 7%, with higher sales seen across all major markets. Medical pumps and associated products were up 8%. The acquisition of Rotary Transfer Systems contributed significantly to a 12% increase in industrial sales.

Consolidated year-end 12-month backlog was $1.2 billion.

Fiscal 2018 Outlook

The Company provided its initial projections for fiscal 2018.

•	Forecast sales of $2.62 billion, up 5%;

•	Forecast earnings per share of $4.10, plus or minus $0.20, up 5%;

•	Forecast full year operating margins of 11.0%, up 100 basis points;

•	Forecast cash flow from operations of $230 million, up 6%;

•	Forecast tax rate increase to a more normal 31.0%.

The Company also announced that starting in FY’18, segment reporting will change to three segments, Aircraft Controls, Space and Defense Controls and Industrial Systems. The Components segment will be reorganized with A&D products moving to the Space and Defense segment and industrial and medical products moving to the Industrial Systems segment. The change is being made to improve service to customers, leverage capabilities within the markets served and simplify reporting.

“Q4 was a good quarter financially with sales up 5% and operating margins at their highest for the year,” said John Scannell, Chairman and CEO. “Our FY ’17 EPS, at $3.90, was $0.15 ahead of what we projected 90 days ago. After several years of restructuring and cost-cutting, our business is turning up and our focus has shifted to growth. We’re looking to see growth and related margin expansion trends continue in FY ’18.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$649,268	$619,078	$2,497,524	$2,411,937
Cost of sales	457,746	431,804	1,766,002	1,700,354
Gross profit	191,522	187,274	731,522	711,583
Research and development	36,818	36,801	144,646	147,336
Selling, general and administrative	94,870	85,643	356,141	339,961
Interest	8,762	8,686	34,551	34,605
Restructuring	—	7,090	—	15,393
Goodwill impairment	—	4,800	—	4,800
Other	2,325	(772)	14,473	(3,372)
Earnings before income taxes	48,747	45,026	181,711	172,860
Income taxes	10,145	14,106	41,301	49,227
Net earnings attributable to Moog and noncontrolling interest	38,602	30,920	140,410	123,633

Net earnings (loss) attributable to noncontrolling interest	—	(2,223)	(870)	(3,112)

Net earnings attributable to Moog	$38,602	$33,143	$141,280	$126,745

Net earnings per share attributable to Moog
Basic	$1.08	$0.92	$3.94	$3.49
Diluted	$1.07	$0.92	$3.90	$3.47

Average common shares outstanding
Basic	35,804,845	35,875,495	35,852,448	36,277,445
Diluted	36,197,789	36,127,880	36,230,043	36,529,344

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales:
Aircraft Controls	$284,219	$265,124	$1,124,885	$1,063,718
Space and Defense Controls	100,968	97,327	394,264	366,091
Industrial Systems	127,005	131,458	477,325	514,984
Components	137,076	125,169	501,050	467,144
Net sales	$649,268	$619,078	$2,497,524	$2,411,937
Operating profit:
Aircraft Controls	$30,644	$27,311	$114,016	$98,509
	10.8%	10.3%	10.1%	9.3%
Space and Defense Controls	10,002	5,992	37,591	41,419
	9.9%	6.2%	9.5%	11.3%
Industrial Systems	10,601	10,105	46,091	48,542
	8.3%	7.7%	9.7%	9.4%
Components	18,121	17,918	52,454	49,772
	13.2%	14.3%	10.5%	10.7%
Total operating profit	69,368	61,326	250,152	238,242
	10.7%	9.9%	10.0%	9.9%
Deductions from operating profit:
Interest expense	8,762	8,686	34,551	34,605
Equity-based compensation expense	431	477	4,582	3,271
Corporate and other expenses, net	11,428	7,137	29,308	27,506
Earnings before income taxes	$48,747	$45,026	$181,711	$172,860
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30, 2017	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$368,073	$325,128
Receivables	727,740	688,388
Inventories	489,127	479,040
Prepaid expenses and other current assets	41,499	34,688
Total current assets	1,626,439	1,527,244
Property, plant and equipment, net	522,991	522,369
Goodwill	774,268	740,162
Intangible assets, net	108,818	113,560
Deferred income taxes	26,558	75,800
Other assets	31,518	25,839
Total assets	$3,090,592	$3,004,974
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$89	$1,379
Current installments of long-term debt	295	167
Accounts payable	170,878	144,450
Accrued compensation	148,406	126,319
Customer advances	159,274	167,514
Contract loss reserves	43,214	32,543
Other accrued liabilities	107,278	116,577
Total current liabilities	629,434	588,949
Long-term debt, excluding current installments	956,653	1,004,847
Long-term pension and retirement obligations	271,272	401,747
Deferred income taxes	13,320	11,026
Other long-term liabilities	5,609	4,343
Total liabilities	1,876,288	2,010,912
Commitment and contingencies	—	—
Redeemable noncontrolling interest	—	5,651
Shareholders’ equity
Common stock - Class A	43,704	43,667
Common stock - Class B	7,576	7,613
Additional paid-in capital	492,246	465,762
Retained earnings	1,847,819	1,706,539
Treasury shares	(739,157)	(741,700)
Stock Employee Compensation Trust	(89,919)	(49,463)
Supplemental Retirement Plan Trust	(12,474)	(8,946)
Accumulated other comprehensive loss	(335,491)	(435,061)
Total Moog shareholders’ equity	1,214,304	988,411
Total liabilities and shareholders’ equity	$3,090,592	$3,004,974

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Twelve Months Ended
	September 30, 2017	October 1, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$140,410	$123,633
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	71,363	77,407
Amortization	18,804	21,325
Deferred income taxes	10,758	4,248
Equity-based compensation expense	4,582	3,271
Other	17,898	13,440
Changes in assets and liabilities providing (using) cash:
Receivables	(44,558)	1,672
Inventories	(5,999)	12,644
Accounts payable	25,740	(21,821)
Customer advances	(7,054)	2,903
Accrued expenses	16,901	(727)
Accrued income taxes	(4,686)	4,481
Net pension and post retirement liabilities	(29,029)	(29,708)
Other assets and liabilities	2,650	3,086
Net cash provided by operating activities	217,780	215,854
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(40,545)	(11,016)
Purchase of property, plant and equipment	(75,798)	(67,208)
Other investing transactions	6,733	1,256
Net cash (used) by investing activities	(109,610)	(76,968)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	(1,280)	—
Proceeds from revolving lines of credit	255,622	324,670
Payments on revolving lines of credit	(305,512)	(409,670)
Proceeds from long-term debt	—	20,000
Payments on long-term debt	(168)	(10,098)
Proceeds from sale of treasury stock	3,797	4,574
Purchase of outstanding shares for treasury	(8,643)	(44,933)
Proceeds from sale of stock held by SECT	867	28,048
Purchase of stock held by SECT	(18,685)	(28,799)
Purchase of stock held by SERP Trust	—	(2,300)
Excess tax benefits from equity-based payment arrangements	—	598
Other financing transactions	(1,656)	(1,950)
Net cash (used) by financing activities	(75,658)	(119,860)
Effect of exchange rate changes on cash	10,433	(3,751)
Increase in cash and cash equivalents	42,945	15,275
Cash and cash equivalents at beginning of period	325,128	309,853
Cash and cash equivalents at end of period	$368,073	$325,128